UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2018

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On January 25, 2018, Equinix, Inc. (“Equinix”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that the Equinix Board of Directors had elected Equinix’s current Executive Chairman, Peter Van Camp, as interim Chief Executive Officer and President on January 19, 2018. This Form 8-K/A amends the Original Form 8-K to add disclosure regarding Mr. Van Camp’s compensation arrangements which were approved on February 27, 2018.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2018, in connection with the election of Equinix’s Executive Chairman Peter Van Camp as interim Chief Executive Officer and President, effective January 19, 2018, the Compensation Committee approved the following compensation package for Mr. Van Camp: (i) an annual salary of $750,000 effective February 18, 2018, (ii) an annual target percentage of 130% of base salary under the Equinix Annual Incentive Plan for the 2018 performance period, and (iii) the grant of 12,398 restricted stock units under the Equinix 2000 Equity Incentive Plan (the “RSUs”). Of such RSUs, 50% will vest based on revenue and adjusted funds from operations (“AFFO”) performance for 2018 and service for two years thereafter; 25% will vest based on Equinix’s total shareholder return against the Russell 1000 over a three-year period; and 25% will vest based on service-only over three years. As a result, 75% of the RSUs awarded to Mr. Van Camp are 100% at risk if the performance goals are not met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 2, 2018	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer